CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In order to utilize the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Schering Aktiengesellschaft ( the "Company") is providing the following cautionary statement. Except for historical information, statements contained in this Current Report on Form 6-K may constitute forward-looking statements. The words "believe", "anticipate", "expect", "intend", "estimate", "plan", "assume", "will", "may", "should", "risk" and other similar expressions which are predictions of or indicate future events and future trends which do not relate to historical matters identify forward-looking statements. In addition, this Current Report on Form 6-K may include forward-looking statements relating to our potential exposure to various types of market risks, such as foreign exchange rate risk, interest rate and other risks related to financial assets and liabilities and equity price risk. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in may cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by the forward-looking statements and from past results, performance or achievements. Certain factors that may cause such differences include but are not limited to the following:

!	governmental factors, including legislative and regulatory changes;

!	difficulties and uncertainties related to new product development;

!	delays and uncertainties in the product approval process;

!	factors affecting our ability to obtain or maintain patent or trademark
	protection for our key products and processes;

!	factors adversely affecting the sale of our key products, including
	safety or efficacy concerns, increased competition from other products or manufacturing or supply disruptions;

!	competitive factors, including pricing and product initiatives of our
	competitors;

!	legal factors including product liability or other liability claims;

!	factors adversely affecting the value of our minority investment in
	Aventis CropScience S.A., including the failure of Aventis CropScience to obtain regulatory approval or market acceptance for its products or disagreements between us and its majority shareholder;

!	human resources factors, including our ability to attract and retain
	qualified personnel;

!	economic factors over which we have no control, including changes in
	inflation, interest rates and foreign currency exchange rates, and overall economic conditions in areas such as Asia, Eastern Europe and Latin America;

!	adverse developments in our relationships with our development,
	manufacturing and marketing partners;

!	the impact of future investments, acquisitions and dispositions, and
	any delays, unexpected costs or other problems experienced in connection with such transactions;

!	changes in environmental laws and regulations, which could cause us to
	incur significant costs in connection with ongoing compliance or liability for remediation; and

!	other risks, uncertainties and factors inherent in our business.

These and other risks, uncertainties and factors are discussed in the Company's Form 20-F Registration Statement and other filings with the Securities and Exchange Commission, including this Form 6-K. Shareholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements which speak only as to the Company's judgment as of the date hereof. Any such forward-looking statements are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise.